                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

          Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                       April 19, 2005

                      Date of Report (date of earliest event reported)

                                  COGNIGEN NETWORKS, INC.
                                  -----------------------
                   (Exact name of registrant as specified in its charter)

     Colorado                          0-11730                  84-1089377
--------------------             -------------------         ----------------
(State or other jurisdiction    (Commission File No.)        I.R.S. Employer
   of incorporation)                                       (Identification No.)

6405 218th Street, SW, Suite  305, Mountlake Terrace, Washington         98403
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(Address of principal executive offices)                               (Zip Code)

                                       (425) 329-2300
                                       --------------
                    (Registrant's telephone number, including area code)

                    _____________________N/A___________________________
               (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.

On  April  19,  2005,  we  entered  into a  Services  Agreement  with  Vcommerce
Corporation  ("Vcommerce")  pursuant to which Vcommerce has agreed to provide us with the back  office for an online  store  which we plan to offer to  customers through  our  agent  force  beginning  in the  summer of 2005.  Pursuant  to the
Services  Agreement,  we have agreed to pay  Vcommerce  $20,000 upon the signing thereof  (which we have  paid) and  $5,000 per month over the first 12 months of the Services Agreement. We have also agreed to pay Vcommerce a fee of $4,000 per month for monthly  hosting,  a per  transaction  fee of a maximum of $1.50 and a customer  service fee of $900 for the setup,  $95 per month for the 800 line and
$.95 per minute for a customer's call.

The Services Agreement is in effect for 36 months with automatic renewals unless terminated  by either  party.  We also have the right to  terminate it after the first 12 months of the term by paying Vcommerce $24,000 and giving Vcommerce six months  notice of  termination  during which period  Vcommerce  would provide no services to us.

We intend  to use the  vendors  provided  by  Vcommerce  to put  certain  of the vendors' products on our website for purchase at very competitive  prices by our agents and  customers.  Our agents and  customers  will also be able to purchase memberships  in our online  store for a yearly fee and then be able to  purchase products  offered by the vendors at an even lower price. Our agents will receive a commission for memberships sold and products purchased.

We might assign the Services Agreement to a wholly owned subsidiary.

                                         SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2005                            COGNIGEN NETWORKS, INC.

                                                 /s/ Thomas S. Smith
                                                 -------------------------------
                                                 Thomas S. Smith
                                                 President and Chief
                                                  Executive Officer